Exhibit 31.2

OSCIENT PHARMACEUTICALS CORPORATION

CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Stephen Cohen, Senior Vice President and Chief Financial Officer of Oscient Pharmaceuticals Corporation, certify that:

1.	I have reviewed this annual report on Form 10-K of Oscient Pharmaceuticals Corporation;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

/S/ STEPHEN COHEN
Stephen Cohen Senior Vice President & Chief Financial Officer

Date: May 4, 2005